RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                           CARMINA TECHNOLOGIES, INC.


     Pursuant to ss.16-10a-1007 of the Utah Revised Business Corporation Act ("the Act") and a resolution heretofore adopted (by written consent pursuant to ss.16-10a-821 of the Act) by its board of directors, Carmina Technologies, Inc. hereby restates its Articles of Incorporation - as heretofore amended and without any further amendment to be effectuated hereby, to-wit:


                                    ARTICLE 1

     The name of the corporation is "Carmina Technologies, Inc."


                                   ARTICLE II

(a) Authorized Shares. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 50,000,000 shares, consisting of 10,000,000 shares of no par value Preferred Stock and 40,000,000 shares of no par value common stock.

(b) Preferred Stock. The designations and powers, preferences and rights, and qualifications and limitations of the Preferred Stock, the establishment of different series of Preferred Stock, and variations in the relative rights and preferences as between different series, shall be established in accordance with the Utah Revised Business Corporation Act by the Board of Directors; shares of Preferred Stock when issued shall not have any voting power unless such power has been provided for by the Board of Directors.

(c) Common Stock. The shares of Common Stock shall when issued have unlimited voting rights and be entitled to receive the net assets of the corporation on dissolution.


                                   ARTICLE III

A shareholder of the Corporation shall not be entitled to a preemptive right to purchase, subscribe for, or otherwise acquire any unissued or treasury shares of stock of the Corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares, or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares.

                                   ARTICLE IV

The corporation shall continue in existence perpetually unless sooner dissolved according to law, and is organized to engage in any and all lawful acts and/or activities for which corporations may be organized under the Utah Revised Business Corporation Act.


                                    ARTICLE V

At all meetings of the shareholders, one-third of all shares entitled to vote at the meeting shall constitute a quorum, and the affirmative vote of a majority of a quorum shall constitute the act of the shareholders.


                                   ARTICLE VI

The corporation may take action by the written consent of fewer than all of the shareholders entitled to vote with respect to the subject matter of an action in question; provided, however, that in order to be valid any and all such written consents shall be made and provided in accordance with all applicable requirements of Section 16-10a-704 of the Utah Revised Business Corporation Act and signed by the holders of not less than a majority of the corporation's outstanding shares (calculated as of the record date provided for by Section 16-10a-704(6) of that Act.)


                                   ARTICLE VII

(a) The board of directors of the Corporation shall consist of such number of persons, not less than three, as shall be determined in accordance with the by-laws from time to time. As of the effective date of this article the number of directors is three.

(b) The officers of the Corporation are and shall hereafter be a President, one or more Vice Presidents (as may be prescribed by the by-laws), a Secretary, a Treasurer, and such other officers as may hereafter be designated by the board of directors in a manner not inconsistent with the by-laws.


                                  ARTICLE VIII

The Corporation shall indemnify any person who is or was a director to the maximum extent provided by statute.

The Corporation shall indemnify any person who is or was an officer, employee or agent of the Corporation who is not a director, to the maximum extent provided by law, or to a greater extent if consistent with law and if provided by resolution of the Corporation's shareholders or directors, or in a contract.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation and who while a director, officer, employee, fiduciary or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability asserted against or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under provisions of the statute.


                                   ARTICLE IX

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or to its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for acts specified under ss.16-10-44 of the Utah Revised Business Corporation Act or any amended or successor provision thereof, or (iv) for any transaction from which the directors derived an improper personal benefit. If the Utah Business Corporation Act is amended after this Article is adopted to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Utah Business Corporation Act, as so amended.

Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                    ARTICLE X

The officers, directors and other members of management of this Corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which the Corporation has expressed an interest as determined from time to time by the Corporation's Board of Directors as evidenced by resolutions appearing in the Corporation's minutes. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of the Corporation shall be disclosed promptly to the Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director and other member of management may avail himself of such opportunity. Until such time as the Corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of the Corporation shall be free to engage in such areas of interest on their own and the provisions hereof shall not limit the rights of any officer, director or other member of management of the Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall not be construed to release any employee of the Corporation (other than an officer, director or member of management) from any duties which he may have to the Corporation.

                                     # # #


Upon filing by the Division of Corporations and Commercial Code of the Utah Department of Commerce these restated Articles of Incorporation of Carmina Technologies, Inc. shall supersede the original articles of incorporation of said corporation and all prior amendments to them.

     EXECUTED on this 17 day of May, 2000 by:



                                    --------------------------------------
                                    Richard M. Day, Secretary

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                         THE AMERICAS MINING CORPORATION


The Americas Mining Corporation hereby amends its Articles of Incorporation as follows:


FIRST, the name of the corporation is "The Americas Mining Corporation".


SECOND, the text of each amendment adopted is:

     (a)  ARTICLE II is amended to now provide in its entirety:

          "(a) Authorized Shares. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 20,000,000 shares, of which 5,000,000 shares shall be shares of Preferred stock, no par value per share, and 15,000,000 shares shall be shares of Common Stock, no par value per share.

          "(b) Preferred Stock. The designations and powers, preferences and rights, and qualifications and limitations of the Preferred Stock, the establishment of different series of Preferred Stock, and variations in the relative rights and preferences as between different series, shall be established in accordance with the Utah Revised Business Corporation Act by the Board of Directors; shares of Preferred Stock when issued shall not have any voting power unless such power has been provided by the board of directors.

          (c) Common Stock. The shares of Common Stock shall when issued have unlimited voting rights and be entitled to receive the net assets of the corporation on dissolution."


     (b)  ARTICLE IV is amended to now provide in its entirety:

          "The corporation shall continue in existence perpetually unless sooner dissolved according to law, and is organized to engage in any and all lawful acts and/or activities for which corporations may be organized under the Utah Revised Business

          Corporation Act."

     (c)  ARTICLE V is amended to now in its entirety:

          "At all meetings of the shareholders, one-third of all shares entitled to vote at the meeting shall constitute a quorum, and the affirmative vote of a majority of a quorum shall constitute the act of the shareholders."


     (d)  ARTICLE VI is amended to now provide in its entirety:

               "The corporation may take action by the written consent of fewer than all of the shareholders entitled to vote with respect to the subject matter of an action in question; provided, however, that in order to be valid any and all such written consents shall be made and provided in accordance with all applicable requirements of ss. 16-10a-704 of the Utah Revised Business Corporation Act and signed by the holders of not less than a majority of the corporation's outstanding shares (calculated as of the record date provided for by ss. 16-10a-704(6)) of that Act"


     (e)  ARTICLE VII is amended now in its entirety:

          "(a) The board of directors of the Corporation shall consist of such number of persons, not less than three, as shall be determined in accordance with the by-laws from time to time. As of the effective date of this article the number of directors is three.

          (b) The officers of the Corporation are and shall hereafter be a President, one or more Vice Presidents (as may be prescribed by the by-laws), a Secretary, a Treasurer, and such other officers as may hereafter be designated by the board of directors in a manner not inconsistent with the by-laws."


     (f) ARTICLE XI (which at present contains provisions having to do with "compromises with creditors") is deleted in its entirety


THIRD,   the   foregoing   amendments   do  not   provide   for  any   exchange,
reclassification or cancellation of issued shares.


FOURTH, the foregoing amendments were first proposed by the corporation's board of directors for submission to its shareholders, recommended by the board to the shareholders, and then adopted by the shareholders at an Annual Meeting duly held on March 20, 1999 at 203 SW "G" Street, Suite A, Grants Pass, OR.

FIFTH, (a) the corporation had only one voting group at the time of said meeting, that is the 4,502,300 shares of common stock it then had issued and outstanding (all of which were under its Articles of Incorporation entitled to vote on the amendments), and 2,400,000 shares of the corporation's said sole voting group were indisputably represented at said meeting; and,

     (b) 2,400,000 votes were cast for --and zero votes were cast against-- each of the amendments set forth above by the corporation's sole voting group, which number constituted more than a majority of the corporation's outstanding shares and was sufficient for approval and adoption of the amendments by the corporation's sole voting group.

WHEREFORE, the undersigned officer of The Americas Mining Corporation hereby executes and files these Articles of Amendment pursuant to specific authorization by its board of directors to do so, on this ____15th___ day of ___May_____, 2000:


                                           /s/
                                           ------------------------------------
                                              Richard M. Day, Secretary

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                         THE AMERICAS MINING CORPORATION


The Americas Mining Corporation hereby amends its Articles of Incorporation as follows:


FIRST, the name of the corporation is "The Americas Mining Corporation".


SECOND, the text of each amendment adopted is:

     (a)  ARTICLE I is amended to now provide in its entirety:

          "The name of the corporation is "Carmina Technologies, Inc.".

     (b)  ARTICLE II is amended to now provide in its entirety:

          (a) Authorized Shares. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 50,000,000 shares, consisting of 10,000,000 shares of no par value Preferred stock and 40,000,000 shares of no par value common stock.

          "(b) Preferred Stock. The designations and powers, preferences and rights, and qualifications and limitations of the Preferred Stock, the establishment of different series of Preferred Stock, and variations in the relative rights and preferences as between different series, shall be established in accordance with the Utah Revised Business Corporation Act by the Board of Directors; shares of Preferred Stock when issued shall not have any voting power unless such power has been provided by the Board of Directors.

          (c) Common Stock. The shares of Common Stock shall when issued have unlimited voting rights and be entitled to receive the net assets of the corporation on dissolution."

THIRD,   the   foregoing   amendments   do  not   provide   for  any   exchange,
reclassification or cancellation of issued shares.

FOURTH, the foregoing amendments were first proposed by the corporation's board of directors for submission to its shareholders, recommended by the board to the shareholders, and then adopted by the shareholders by the written consent actions hereinafter described.


FIFTH, (a) the corporation had only one voting group as of January 24, 2000, that is the 4,502,300 shares of common stock it then had issued and outstanding (all of which were under its Articles of Incorporation entitled to vote on the amendments); and,

     (b) 2,300,000 votes were cast in favor of --and zero votes were cast against-- each of the amendments set forth above by written shareholder consents, which number constituted more than a majority of the corporation's outstanding shares and was sufficient for approval and adoption of the amendments by the corporation's sole voting group.

WHEREFORE, the undersigned officer of The Americas Mining Corporation hereby executes and files these Articles of Amendment pursuant to specific authorization by its board of directors to do so, on this ___16th___ day of ____May________, 2000.


                                              /s/
                                              ----------------------------------
                                              Richard M. Day, Secretary